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                                                                    EXHIBIT 23.3

                                   CONSENT

     We hereby consent to the use of our name under the caption "Experts" in the Prospectus forming a part of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and do hereby confirm the statements therein made.

                                       AQUILINO & WELSH

                                       /s/ Nicholas J. Aquilino
                                       ------------------------
                                       By: Nicholas J. Aquilino


Arlington, Virginia

July 10, 1998